UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015, The Men’s Wearhouse, Inc. (the “Company” or “we”, “us”, or “our”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) and an Amended and Restated Change in Control Agreement (the “Change in Control Agreement”) with Douglas S. Ewert, Chief Executive Officer of the Company.

Employment Agreement

The initial term of Mr. Ewert’s amended employment agreement is for a period of three years from the date we entered into the amended employment agreement and will be automatically extended for successive twelve-month periods unless either we or Mr. Ewert gives written notice of an election not to extend the employment agreement not less than 90 days prior to the end of any employment period.

Under Mr. Ewert’s amended employment agreement, we agreed, among other things, to:

•             pay Mr. Ewert an annual base salary of at least $1,250,000;

•             provide Mr. Ewert an opportunity to earn an annual cash bonus each fiscal year in accordance with the terms of our annual cash bonus program for executive officers for such fiscal year based on the achievement of performance objectives as may be established from time to time by our Board of Directors or a committee thereof; provided, that Mr. Ewert’s target bonus shall not be less than 100% of his annual base salary for the year with respect to which such bonus is being set (though the actual bonus paid may be greater or lesser than the target bonus and shall be determined consistent with the criteria set for our other senior management executives by the Board or a committee thereof, based on such factors as it may determine);

•             provide life, accident, disability and health insurance coverage, and certain other benefits provided to our senior management executives;

•             award Mr. Ewert with grants of restricted stock, DSUs, performance units or stock options, or come combination thereof, annually in a manner and amount consistent with awards made to other executive officers of the Company and consistent, in relation thereto, with Mr. Ewert’s position as Chief Executive Officer of the Company; and

•             permit Mr. Ewert to serve on the board of directors of up to one other public company, with the prior consent of the Company’s Board, provided such service does not violate the restrictive covenants contained in his employment agreement or interfere in any material respect with his duties and responsibilities as Chief Executive Officer of the Company.

We may terminate Mr. Ewert’s employment under his employment agreement for “cause”. Under Mr. Ewert’s amended employment agreement, “cause” is limited to Mr. Ewert’s:

•             conviction of or a plea of nolo contendere to the charge of a felony (which, through the lapse of time or otherwise, is not subject to appeal);

•             willful and continued refusal, without proper legal cause, to perform his duties and responsibilities after a written demand for performance is delivered to him by the Board which specifically identifies the manner in which the Board believes he has refused to perform his duties and responsibilities, or his gross negligence in performing his duties and responsibilities;

•             material breach of fiduciary duty to us through the misappropriation of Company funds or property or through fraud;

•             material breach or default of his obligations under the restrictive covenants contained in his employment agreement or any other agreement with the Company containing restrictive covenants, or willful failure to follow in any material respect the lawful directions or policies of the Board after a written demand is delivered to him by the Board which specifically identifies the manner in which the Board believes he has failed to follow in any material respect its lawful directions or policies; or

•             unauthorized absence from work (other than for sick leave or personal disability) for a period of 60 working days or more during a period of 90 working days.

For purposes of termination for “cause,” no act or failure to act on the part of Mr. Ewert shall be considered “willful” unless it is done or omitted to be done by him in bad faith or without reasonable belief that his action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board (or any committee of the Board) or in reliance on the legal advice of counsel for the Company is conclusively presumed to have been done by Mr. Ewert in good faith and in the best interests of the Company. The termination of Mr. Ewert’s employment will not be deemed to be for “cause” unless and until there is delivered to Mr. Ewert a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose finding that, in the good faith opinion of the Board, an event constituting “cause” has occurred.

If we terminate Mr. Ewert’s employment without “cause” or Mr. Ewert terminates his employment for “good reason” or if we notify Mr. Ewert that we do not intend to extend his employment under his employment agreement at the end of the current term or any extended term, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

•             we will be required to pay Mr. Ewert:

•             a lump sum payment of all amounts owed through the date of termination including his base salary, accrued vacation time, any earned but unpaid bonus and any unreimbursed business expenses, all within 30 days of the date of his termination of employment, except in the case of the bonus which shall be paid on the April 15th immediately following the end of the fiscal year to which such bonus relates;

•             his annual base salary in effect as of the date of termination for a period of two years following the date of his termination and paid in accordance with our customary payroll practices commencing on the 38th day after the date of termination;

•            a lump sum payment in cash equal to the number of days in our fiscal year up to and including the termination date divided by the total number of days in our fiscal year multiplied by Mr. Ewert’s bonus earned for our fiscal year ending contemporaneously with or immediately following the termination date, as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such termination occurs in accordance with the Board’s determination policies then in effect, and such payment will be paid on the April 15th immediately following the end of our fiscal year bonus period to which such bonus relates; and

•             in addition to the payment of his base salary described above, Mr. Ewert will also receive installment payments in cash equal to two times the target bonus for the year in which his employment is terminated which will also be paid in equal installments in accordance with our customary payroll practices contemporaneously with the payments of his annual base salary described above;

In addition, all options to acquire securities of the Company held by Mr. Ewert immediately prior to date of termination that would have vested if his employment continued for two years after the termination date will continue to vest over such two year period in accordance with the terms of the relevant stock option agreements, regardless of whether or not the vesting conditions set forth in the stock option agreements have been satisfied in full, and will remain exercisable for the period to end upon the earlier of the stated term of such option or the third anniversary of the termination date (provided, that, if such agreements provide for a longer exercise period, such longer period shall apply), and all restrictions on any time-vesting restricted stock or DSUs of the Company held by Mr. Ewert immediately prior to his date of termination that would have lapsed if his employment continued for two years after the termination date shall continue to lapse over such two year period in accordance with the terms of the relevant award agreements, notwithstanding the terms of the relevant award agreements (including any requirements for continued employment), and regardless of whether the conditions set forth in the relevant award agreements have been satisfied in full. Restrictions on any performance units (or performance-based deferred stock units) shall lapse, if at all, in accordance with the terms of the relevant performance unit award agreement and nothing in the employment agreement shall be deemed to modify the terms of such performance unit award agreements.

We have also agreed that, if Mr. Ewert’s employment with the Company terminates because we terminated his employment without “cause,” or Mr. Ewert terminated his employment for “good reason,” or if we notify Mr. Ewert that we do not intend to extend his employment under his employment agreement at the end of the current term or any extended term, Mr. Ewert is not required to seek other employment or otherwise attempt in any way to mitigate or otherwise reduce any benefits or amounts payable to him and, other than the continued provision of medical benefits by us, in the event that Mr. Ewert obtains other employment during the period in which he is receiving the benefits from us under his employment agreement, we will not be entitled to any right of offset with respect to the benefits or amounts payable to him.

Under Mr. Ewert’s employment agreement, as amended, “good reason” means:

•             a material reduction in Mr. Ewert’s status, title, position or responsibilities;

•             a reduction in Mr. Ewert’s annual base salary below the then current level;

•             the failure to receive an annual equity grant;

•             any material breach by us of the employment agreement;

•             any purported termination of Mr. Ewert’s employment for cause which does not comply with the terms of his employment agreement;

•             a mandatory relocation of Mr. Ewert’s employment with us more than fifty (50) miles from the office of the Company where he is principally employed and stationed as of the date of his employment agreement, except for travel reasonably required in the performance of his duties and responsibilities; or

•             the Board’s failure to nominate Mr. Ewert for election to the Board at such times as his membership on the Board comes up for re-election, unless the Board determines in good faith as set forth in a resolution duly adopted by the Board upon a recommendation made to the Board by the Nominating and Corporate Governance Committee that is based on guidance from Institutional Shareholder Services (or a similar nationally recognized organization) that it is generally considered poor corporate governance practice for the Chief Executive Officer to serve on a Company’s board of directors;

provided, however, that no termination shall be for good reason until Mr. Ewert has provided us with written notice of the conduct alleged to have caused good reason within ninety (90) days of his knowledge of such conduct and at least thirty (30) days have elapsed after our receipt of such written notice from Mr. Ewert, during which we have failed to cure any such alleged conduct.

If Mr. Ewert’s employment is terminated as a result of his death, then, in addition to any other benefits which may be owing in accordance with our plans and policies, we will be required to:

•             pay to Mr. Ewert’s estate:

•              a lump sum payment in cash equal to (A) annual base salary earned through the date of Mr. Ewert’s death, (B) any accrued vacation pay earned by Mr. Ewert, (C) any bonus earned for the fiscal year ending prior to such death which has not yet been paid, and (D) any unreimbursed business expenses, in each case, to the extent not theretofore paid, and such payment shall be paid within 30 days after the date of Mr. Ewert’s death except in the case of the bonus, which shall be paid on the April 15th immediately following the end of the fiscal year bonus period to which such bonus relates; and

•              (ii)                        a lump sum payment in cash equal to the number of days in our fiscal year up to and including the date of Mr. Ewert’s death divided by the total number of days in our fiscal year multiplied by Mr. Ewert’s bonus earned for our fiscal year ending contemporaneously with or immediately following the date of his death as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such death occurs in accordance with the Board’s determination policies then in effect; such payment shall be paid on the April 15th immediately following the end of our fiscal year bonus period to which such bonus relates.

In addition, all options to acquire securities of the Company held by Mr. Ewert immediately prior to his termination date that would have vested if his employment continued for two years after the termination date shall become fully exercisable and shall remain exercisable for the period to end upon the earlier of the stated term of such option or one year following the date of his death, notwithstanding the terms of the relevant stock option agreements (provided, that, if such agreements provide for a longer exercise period, such longer period shall apply), and regardless of whether or not the vesting conditions set forth in the relevant stock option agreements have been satisfied in full, and all restrictions on any time-vesting restricted stock or DSUs of the Company held by Mr. Ewert immediately prior to his termination date that would have lapsed if his employment continued for two years after the termination date shall be removed, notwithstanding the terms of the relevant restricted stock or DSU award agreements, and regardless of whether the vesting conditions set forth in the relevant restricted stock or DSU award agreements have been satisfied in full. In addition, on the date on which any performance units (or performance-based DSUs) held by Mr. Ewert immediately prior to the date of termination would have vested had he remained employed in accordance with the respective terms of the relevant performance unit agreement, all restrictions shall be removed on a number of shares of our Common Stock equal to the number of shares calculated in accordance with the vesting provisions of any such performance unit agreement times the quotient determined by dividing (x) the number of days from the grant date through the termination date by (y) the number of days in the applicable performance period, notwithstanding the terms of the relevant performance unit agreement.

Further, Mr. Ewert’s estate or designated beneficiaries shall also be entitled to any other benefits which may be owing in accordance with the Company’s plans and policies and such amounts shall be paid in accordance with such plans and policies.

If Mr. Ewert’s employment is terminated because of his permanent disability, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

•             we will be required to pay Mr. Ewert:

•             a lump sum payment in cash equal to (A) annual base salary earned through the date of Mr. Ewert’s termination of employment, (B) any accrued vacation pay earned by Mr.  Ewert, (C) any bonus earned for the fiscal year ending prior to the date of termination which has not yet been paid to him, and (D) any unreimbursed business expenses, in each case, to the extent not theretofore paid, and such payment shall be paid within 30 days after the termination date, except in the case of the bonus which shall be paid on the April 15th immediately following the end of the fiscal year bonus period to which such bonus relates, and

•             a lump sum payment in cash equal to the number of days in our fiscal year up to and including the termination date divided by the total number of days in our fiscal year multiplied by Mr. Ewert’s bonus earned for our fiscal year ending contemporaneously with or immediately following the date of termination as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such termination occurs in accordance with the Board’s determination policies then in effect; such payment shall be paid on the April 15th immediately following the end of our fiscal year bonus period to which such bonus relates.

In addition, all options to acquire securities of the Company held by Mr. Ewert immediately prior to the date of termination that would have vested if his employment continued for two years after the termination date shall become fully exercisable and shall remain exercisable for the period to end upon the earlier of the stated term of such option or one year following the termination date, notwithstanding the terms of the relevant stock option agreements (provided, that, if such agreements provide for a longer exercise period, such longer period shall apply), and regardless of whether or not the vesting conditions set forth in the relevant stock option agreements have been satisfied in full, and all restrictions on any time-vesting restricted stock or DSUs of the Company held by Mr. Ewert immediately prior to his termination date that would have lapsed if his employment continued for two years after the termination date shall be removed, notwithstanding the terms of the relevant restricted stock or DSU agreements and regardless of whether the conditions set forth in the relevant restricted stock or DSU agreements have been satisfied in full. Further, on the date on which any performance units (or performance-based DSUs) held by Mr. Ewert immediately prior to the termination date would have vested had he remained employed in accordance with the respective terms of the relevant performance unit agreement, all restrictions shall be removed on a number of shares of our Common Stock equal to the number of shares calculated in accordance with the vesting provisions of any such performance unit agreement times the quotient determined by dividing (x) the number of days from the grant date through the termination date by (y) the number of days in the applicable performance period, notwithstanding the terms of the relevant performance unit agreement.

If Mr. Ewert’s employment agreement is terminated (1) as a result of his death or permanent disability, or (2) by us without cause or by our non-renewal of his employment agreement, or (3) by Mr. Ewert for good reason, we will arrange to provide Mr. Ewert and his spouse and eligible dependents who were covered under our group health plan on the date of his termination and who, in the case of eligible dependents, continue to be eligible dependents, group health plan coverage until Mr. Ewert reaches age 65, or in the case of a termination due to Mr. Ewert’s death, until his spouse reaches age 65, which coverage will be substantially similar to that provided to our executive officers during such period and at the same cost as if Mr. Ewert remained an executive officer of the Company during the period such coverage is provided. Subject to Mr. Ewert’s group health plan coverage continuation rights under section 4980B of the Internal Revenue Code, the benefits described above will (i) be reduced (on a participant by participant basis) to the extent benefits of the same type are received by Mr. Ewert, his spouse or any eligible dependent from any other person during such period and (ii) cease if Mr. Ewert (A) obtains other employment that offers participation in a health insurance plan providing substantially similar benefits during such period, or (B) violates the restrictive covenants in the employment agreement.  We have also agreed that if Mr. Ewert’s employment with us is terminated during the term of his employment agreement, Mr. Ewert is not required to seek other employment or to attempt in any way to reduce any benefits or insurance coverage payable to him.

As a condition to the receipt of any amounts or benefits after termination of employment for whatever reason, Mr. Ewert, or his personal representative, shall be required to execute a written release agreement in a mutually agreed form containing, among other things, a general release of claims against us and our affiliates except for rights and claims under the employment agreement and pursuant to the terms of any benefit plans, equity grants or other similar plans or agreements, or pursuant to his change in control agreement.  In addition, Mr. Ewert must refuse to exercise any right to revoke such release agreement during any applicable rescission period.  Mr. Ewert, or his personal representative, must deliver the executed release on or before the date that is 30 days (90 days in the event of his death) after any termination date or all rights to the payments described above shall be forfeited, except for amounts due and owing as of the date of Mr. Ewert’s death or termination (excluding the bonus amounts).

Certain of the payments to be made to Mr. Ewert under his employment agreement may be deferred in order to comply with the requirements of section 409A of the Internal Revenue Code. We will not take any action or omit to take any action that would expose any payment or benefit to Mr. Ewert to additional tax that may become due under Section 409A and in furtherance thereof, we will negotiate reasonably and in good faith to amend his employment agreement in a manner that brings it into compliance with Section 409A.

Under his employment agreement, Mr. Ewert has agreed not to compete with us during the term thereof and for any period in which he is receiving payments from us under his employment agreement (other than the continuation of medical benefits).

Finally, Mr. Ewert’s employment agreement provides that in the event that (i) prior to a Change in Control of the Company, the Board determines by a majority vote, or (ii) following a Change in Control of the Company, a court of competent jurisdiction determines by a final, non-appealable order, that Mr. Ewert, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect us, then some or all (A) benefits payable or to be provided, or previously paid or provided, to Mr. Ewert under his employment agreement or (B) cash bonuses paid to Mr. Ewert by us on or after the date of his employment agreement, or (C) equity awards granted to Mr. Ewert by us that vest, on or after the date of his employment agreement, will be forfeited to us on such terms as determined by the Board or the final, non-appealable order of a court of competent jurisdiction. The acts which could trigger such a forfeiture include:

•             fraud, embezzlement, theft, felony or an act of dishonesty, and such act of dishonesty materially and adversely affected us, in the course of Mr. Ewert’s employment with us or any of our affiliates;

•             knowingly causing or assisting in causing us or one of our subsidiaries to engage in criminal misconduct;

•             if Mr. Ewert knew or should have known in the reasonable exercise of his duties that we were publicly releasing financial statements of the Company that were materially misstated and misleading;

•             intentionally, or as a result of his gross negligence, Mr. Ewert disclosed trade secrets of the Company or an affiliate and such action materially and adversely affected us; or

•             intentionally, or as a result of his gross negligence, Mr. Ewert violated the terms of any non-competition, non-disclosure or similar agreement with respect to us or any of our affiliates, to which Mr. Ewert is a party, and such action materially and adversely affected us.

For purposes of this provision, an “act of dishonesty” requires a material breach by Mr. Ewert of his duties, obligations or undertakings owed to or on behalf of us, as determined by the Board. In determining whether a matter materially and adversely affects us, the Board shall be entitled to consider all relevant factors and exercise reasonable business judgment in making such determination including, but not limited to, the financial consequences, adverse reputational consequences or legal consequences to us or our subsidiaries, individually or taken as a whole, as a result of such action.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Change in Control Agreement

The Change in Control Agreement entitles Mr. Ewert to receive certain benefits in the event that a Change in Control occurs and his employment with the Company is terminated after the occurrence of that Change in Control. The agreement terminates on the first to occur of (a) Mr. Ewert’s death or disability, (b) the termination of Mr. Ewert’s employment with the Company, or (c) the end of the last day of (i) the current two-year period which runs through May 15, 2017 (or any period for which the term shall have been automatically extended) if no Change in Control shall have occurred during that two-year period or (ii) the two-year period beginning on the date on which a Change in Control occurred if a Change in Control of the Company shall have occurred during the applicable two-year period; provided, however, that, if the agreement has not terminated due to Mr. Ewert’s death or disability and we have not given him notice at least 90 days before any applicable expiration date that the term will expire on such expiration date, then the term of the agreement shall be automatically extended for successive two-year periods.

The Change in Control Agreement does not limit or otherwise affect any rights Mr. Ewert may have under any other contract or agreement with the Company or any of our affiliates. Amounts which are vested benefits or which Mr. Ewert is otherwise entitled to receive under any plan, program, policy, or practice of or provided by, or any contract or agreement with, the Company or any of our affiliates at or subsequent to the date of termination of Mr. Ewert’s employment with the Company shall be payable or otherwise provided in accordance with such plan, program, policy, or practice or contract or agreement except as explicitly modified by the Change in Control Agreement.

Pursuant to the Change in Control Agreement, a “Change in Control” occurs when:

•             the individuals who (i) are members of the Board of Directors at the time the Change in Control agreement was entered into or (ii) who become members of the Board of Directors thereafter, whose appointment or election by the Board of Directors or nomination for election by our shareholders is approved or recommended by a vote of at least two-thirds of the then serving incumbent directors and whose initial assumption of service on the Board of Directors is not in connection with an actual or threatened election contest (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board of Directors;

•             a merger, consolidation or similar transaction (a “merger”) of the Company with another entity is consummated, unless:

•             the individuals and entities who were the beneficial owners of our voting securities outstanding immediately prior to such merger own, directly or indirectly, more than 50% of the combined voting power of the voting securities of either the surviving entity or the parent of the surviving entity outstanding immediately after such merger in substantially the same proportions as to each other, as their ownership of the Company’s voting securities immediately prior to such merger; and

•             the individuals who comprise the Board of Directors immediately prior to such merger constitute a majority of the board of directors or other governing body of either the surviving entity or the parent of the surviving entity;

•             any person, other than a Specified Owner (as defined in the agreement), becomes a beneficial owner, directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding voting securities;

•             a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company is consummated (an “Asset Sale”), unless:

•             the individuals and entities who were the beneficial owners of our voting securities immediately prior to such Asset Sale own, directly or indirectly, more than 50% of the combined voting power of the voting securities of the entity that acquires such assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of our voting securities immediately prior to such Asset Sale; and

•             the individuals who comprise the Board of Directors immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such Asset Sale or its parent;

provided, further, that for purposes of the Change in Control Agreement, the consummation of a merger of a wholly-owned subsidiary with another entity (other than an entity in which we own, directly or indirectly, a majority of the voting and equity interest) is consummated if the gross revenues of such wholly-owned subsidiary (including the entities wholly-owned directly or indirectly by such wholly-owned subsidiary) for the twelve-month period immediately preceding the month in which the merger occurs equal or exceed 30% of our consolidated gross revenues reported by us on our consolidated financial statements for such period shall constitute an Asset Sale; or

•  our shareholders approve a plan of complete liquidation or dissolution of the Company.

In addition, if following the commencement of any discussion with a third person (other than discussions with an investment banker, attorney, accountant or other advisor engaged by us) that ultimately results in a Change in Control, Mr. Ewert’s (i) employment with the Company is terminated, (ii) duties are materially changed or Mr. Ewert’s status and position with the Company is materially diminished, (iii) annual base salary is reduced, or (iv) annual bonus potential is reduced to an amount less than Mr. Ewert’s maximum annual bonus potential for the preceding year (the “Benchmark Bonus”), then for all purposes of the Change in Control Agreement, such Change in Control shall be deemed to have occurred on the date immediately prior to the date of such termination, change, diminution, or reduction.

Change in Control Benefits

If a Change in Control occurs and an executive’s employment by the Company is terminated, Mr. Ewert shall be entitled to the following benefits:

•             If Mr. Ewert’s employment by the Company is:

•             terminated by the Company as a result of the occurrence of an Event of Termination for Cause (as defined below) or by Mr. Ewert before the occurrence of an Event of Termination for Good Reason (as defined below),

•             automatically terminated as a result of Mr. Ewert’s death, or

•             automatically terminated as a result of Mr. Ewert’s disability (as defined in the Change in Control Agreement),

then we shall pay to Mr. Ewert, or his estate or beneficiaries, as applicable, those amounts earned or benefits accumulated due to Mr. Ewert’s continued service through his termination date.

•             If Mr. Ewert’s employment by the Company is terminated by us otherwise than as a result of the occurrence of an Event of Termination for Cause or by Mr. Ewert after the occurrence of an Event of Termination for Good Reason, then we shall pay to Mr. Ewert those amounts earned or benefits accumulated due to Mr. Ewert’s continued service through his termination date as well as:

•             a lump sum equal to two times the sum of (1) the amount (including any deferred portion thereof) of the base salary for the fiscal year in which Mr. Ewert’s termination date occurs or for the immediately preceding fiscal year, whichever is higher and (2) an amount equal to

Mr. Ewert’s target bonus for the fiscal year in which his termination date occurs or the immediately preceding fiscal year, whichever is higher, and

•             a lump sum equal to the product of (1) the total monthly basic life insurance premium (both the portion paid by us and the portion paid by Mr.Ewert) applicable to Mr. Ewert’s basic life insurance coverage on his termination date and (2) 24 (provided that if a conversion option is applicable under our group life insurance program, Mr. Ewert may, at his option, convert his basic life insurance coverage to an individual policy after his termination date by completing the forms required by us).

In addition, we at our sole expense shall take the following actions: (1) throughout the period beginning on the termination date and ending on the first to occur of the second anniversary of the termination date, or the date on which Mr. Ewert becomes employed on a full-time basis by another person (the “Coverage Period”), we shall maintain in effect, and not materially reduce the benefits provided by our group health plan in which Mr. Ewert was a participant immediately before the termination date; and (2) we shall arrange for Mr. Ewert’s uninterrupted participation throughout the coverage period in our group health plan in which he was a participant immediately before the termination date; provided that if Mr. Ewert’s participation after the termination date in such group health plan is not permitted by the terms of that plan, then throughout the Coverage Period, we (at our sole expense) shall provide him with substantially the same benefits that were provided to Mr. Ewert by that plan immediately before the termination date.

Each payment required to be made to Mr. Ewert pursuant to the foregoing shall be made by check drawn on an account of the Company or the successor and shall be paid generally within 30 days after the date of termination; provided, however, that certain of the payments to be made to Mr. Ewert under the Change in Control Agreement may be deferred in order to comply with the requirements of section 409A of the Internal Revenue Code. In the event that it is determined that any payment, benefit or distribution by us or our affiliates to or for the benefit of Mr. Ewert (whether paid or payable, distributed or distributable, or provided or to be provided, pursuant to the terms of his Change in Control agreement or otherwise) would be nondeductible by us or any of our affiliates for federal income tax purposes because of section 280G of the Internal Revenue Code then if our independent registered public accounting firm determines that any payment, benefit or distribution by us or our affiliates to or for the benefit of the Mr. Ewert are subject to the 280G excise tax, then the accounting firm will determine whether such payments shall be reduced provided such reduction will only occur if the reduction would result in Mr. Ewert retaining, on an after tax basis, a larger amount as a result of such reduction than he would receive if he received all of the payments owed to him under the Change in Control Agreement.

Pursuant to the terms of the Change in Control Agreement, an “Event of Termination for Cause” shall be deemed to have occurred if, after a Change in Control, Mr. Ewert shall have committed:

•            gross negligence or willful misconduct in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

•            an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

•             intentional wrongful damage to property (other than of a de minimis nature) of the Company or any wholly-owned subsidiary;

•             intentional wrongful disclosure of secret processes or confidential information of the Company or any wholly-owned subsidiary which Mr. Ewert believes or reasonably should believe will have a material adverse effect on the Company; or

•             an act leading to a conviction of a felony, or a misdemeanor involving moral turpitude.

No act, or failure to act, on the part of Mr. Ewert shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done, or omitted to be done, by Mr. Ewert not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Mr. Ewert shall not be deemed to have been terminated as a result of an “Event of Termination for Cause” under the agreement unless and until there shall have been delivered to him a certified copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors then in office (but excluding Mr. Ewert from any such vote or determination if he is then a member of the Board of Directors) at a meeting of the Board of Directors called and held for such purpose, finding that, in the good faith opinion of the Board of Directors, Mr. Ewert had committed an act set forth above and specifying the particulars thereof in detail.

Further, as defined in the Change in Control Agreement, an “Event of Termination for Good Reason” shall occur if any of the following occur on or after a Change in Control:

•             a material reduction in Mr. Ewert’s status, title, position or responsibilities;

•             a reduction in Mr. Ewert’s annual base salary as in effect immediately before the occurrence of the Change in Control or as Mr. Ewert’s annual base salary may be increased from time to time after that occurrence;

•             a reduction in Mr. Ewert’s target and/or maximum bonus potential to an amount less than his target and/or maximum annual bonus potential for the preceding year or revision to the bonus plan in any manner that materially adversely affects his ability to achieve the maximum annual bonus potential;

•             a mandatory relocation of Mr. Ewert’s employment with the Company more than fifty (50) miles from the office of the Company where he was principally employed and stationed immediately prior to the Change in Control, except for travel reasonably required in the performance of his duties and responsibilities;

•             any material changes to the Basic Benefit Plans, paid vacation days or any other non-contractual benefits that were provided to Mr. Ewert by the Company immediately before the occurrence of the Change in Control; or

•             any failure to honor any provision of any employment agreement Mr. Ewert has or may in the future have with the Company or failure to honor any provision of his Change in Control agreement, including termination of such employment agreement (unless notice of that termination shall have been given to Mr. Ewert pursuant to, and which meets the requirements of his employment agreement) or effective notice of an election to terminate at the end of the term or the extended term of such employment agreement.

In addition, pursuant to the terms of the Change in Control Agreement, if a Change in Control occurs and Mr. Ewert’s employment is terminated, all options to acquire our voting securities held by Mr. Ewert shall become fully exercisable and all restrictions on our restricted voting securities granted to Mr. Ewert prior to a Change in Control shall be removed and the securities shall be freely transferable.

Clawback Provisions

Finally, the Change in Control Agreement provide that in the event that (i) prior to a Change in Control, our Board of Directors determines by a majority vote, or (ii) following a Change in Control, a court of competent jurisdiction determines by a final, non-appealable order, that Mr. Ewert, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all (A) benefits payable or to be provided, or previously paid or provided, to Mr. Ewert under his Change in Control agreement or (B) cash bonuses paid to Mr. Ewert by the Company, or equity awards granted to Mr. Ewert by the Company that vest, on or after

Mr. Ewert executed the Change in Control Agreement will be forfeited to us on such terms as determined by the Board of Directors. Those acts which could trigger such a forfeiture include:

•             fraud, embezzlement, theft, felony, or similar acts of dishonesty in the course of Mr. Ewert’s employment with us which damaged the Company,

•             knowingly causing or assisting in causing our financial statements to be misstated or the Company to engage in criminal misconduct,

•             disclosing our trade secrets, or

•             violating the terms of any non-competition, non-disclosure, or similar agreement with respect to us to which Mr. Ewert is a party.

For purposes of this provision, an “act of dishonesty” requires a material breach by Mr. Ewert of his duties, obligations or undertakings owed to or on behalf of us, as determined by the Board. In determining whether a matter materially and adversely affects us, the Board shall be entitled to consider all relevant factors and exercise reasonable business judgment in making such determination including, but not limited to, the financial consequences, adverse reputational consequences or legal consequences to us or our subsidiaries, individually or taken as a whole, as a result of such action.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are included in this Form 8-K:

Number	Description

10.1	Amended and Restated Employment Agreement dated April 22, 2015, by and between The Men’s Wearhouse, Inc. and Douglas S. Ewert.

10.2	Amended and Restated Change in Control Agreement dated April 22, 2015, by and between The Men’s Wearhouse, Inc. and Douglas S. Ewert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  April 28, 2015

THE MEN’S WEARHOUSE, INC.

By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated April 22, 2015, by and between The Men’s Wearhouse, Inc. and Douglas S. Ewert.

10.2	Amended and Restated Change in Control Agreement dated April 22, 2015, by and between The Men’s Wearhouse, Inc. and Douglas S. Ewert.